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                                                                     EXHIBIT 4.7

                     INFORMATION RESOURCE ENGINEERING, INC.
                     INCENTIVE STOCK OPTION AWARD AGREEMENT

                                                                 (Date)

(Name and Address)

Dear            ,

     The Compensation Committee of the Board of Directors of Information Resource Engineering, Inc. (the "Company") has granted to you on the date
indicated above an Incentive Stock Option (the "Option") to purchase      shares
of the Common Stock, par value $.01 per share, of the Company (the "Common
Stock") at an exercise price of $         per share.

1. Acceptance of Incentive Stock Option Award Agreement

     Your execution of this Incentive Stock Option Award Agreement (the "Option Agreement") indicates your acceptance of and your willingness to be bound by its terms. It imposes no obligation upon you to purchase any of the shares subject to your Option. Your obligation to purchase shares arises only upon your exercise of the Option in the manner set forth in paragraph 3 hereof.

2. Time of Exercise

     The Option granted to you hereunder may be exercised, on a cumulative
basis, as to     percent (       %) of the total number of shares covered hereby
per year commencing from the date of the grant of the Option hereunder, until the expiration of the Option; provided, however, that this Option may not be exercised as to less than 100 shares at any one time. This Option expires on whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 6,7,8 and 10 hereof.

3. Method of Exercise

     This Option shall be exercisable by a written notice signed by you and delivered to the Company at its principal executive offices, attention of the Treasurer of the Company, signifying your election to exercise the Option, and accompanied by cash or a certified check to the order of the Company for the full purchase price of the shares being purchased. The notice, which must be substantially in the form annexed hereto as Appendix "A", must state the number of shares of Common Stock as to which your Option is being exercised. If notice of the exercise of this Option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the Option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the Option.

4. Issuance of Certificates upon Exercise of Option

     Certificates representing the shares of the Common Stock for which payment is made upon exercise of this Option shall be issued as soon as practicable. Until the issuance of the certificate for




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such shares, you or such other person as may be entitled to exercise this
Option, shall have none of the rights of a stockholder with respect to the shares subject to this Option.

5. Investment Covenant

     You represent and agree that as a condition to the exercise of this Option, the shares of Common Stock of the Company that you acquire under this Option will be purchased for investment and not with a view for distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under Securities Act of 1933, as amended, (the "Act") or any other applicable law, regulation or rule of any governmental agency.

6. Termination of Employment

     If your employment with the Company (or a subsidiary thereof) is terminated for retirement or any reason, other than by permanent and total disability or death, you may exercise this Option within ninety (90) days of the date of termination to the extent this Option was exercisable on the date of termination; provided, however, that such exercise must occur not later than
    . If the Option is not exercised within the time specified herein, the Option shall terminate.

7. Permanent and Total Disability

     If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability, you may exercise this Option within one year from the date of termination due to disability to the extent this Option was exercisable on the date of termination; provided, however, that such exercise
must occur not later than         . If the Option is not exercised within the
time specified herein, the Option shall terminate.

8. Death

     If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment for any reason except permanent and total disability, or die within one year after termination of your employment for reason of permanent and total disability, this Option may be exercised by the person or persons to whom your rights under this Option Agreement are transferred by will or by the laws of descent and distribution within one year from the date of your death to the extent this Option was exercisable on the date of your death; provided, however, that such exercise
must occur not later than           .  If the Option is not exercised within the
time specified herein, the Option shall terminate.

9. Non-Transferability of Option

     This Option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.

10 Adjustments upon Certain Changes in Capitalization

     The number of shares of Common Stock as well as the exercise price per share of Common Stock cover by this Option Agreement shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of




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consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided. The Company may, in the exercise of its sole discretion in such instances, declare that the Option Agreement shall terminate as of a date fixed by it and give you the right to exercise this Option as to all or any part of the Common Stock, including shares as to which the Option would not otherwise be exercisable. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares of stock or securities of another corporation, whether as a result of a reorganization, recapitalization, reclassification, merger, consolidation or otherwise, as in the event of a proposed sale of all or substantially all of the assets of the Company, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Company determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that you shall have the right to exercise the Option as to all or any part of the Common Stock, including shares as to which the Option would not otherwise be exercisable. If the Company makes the Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify you that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but
not later than the expiration date,        , of the Option), and the Option will
terminate upon the expiration of such period.

     In the event that there is a change in the vesting schedule as a result of the above paragraph, the Option will no longer be an Incentive Stock Option. Instead this Option will become a Nonstatutory Option and you will be required to recognize ordinary income in an amount equal to the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the exercise price of the Option. In addition, you will be required to pay at the time of exercise any Federal, state or local income taxes that may be payable as a result of the exercise.

                                     INFORMATION RESOURCE ENGINEERING, INC.

                                     BY:
                                        ------------------------------
                                        David A. Skalitzky
                                        Secretary & Treasurer

AGREED TO AND ACCEPTED

----------   ------------------
   Date          Signature




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                                  APPENDIX "A"
              FORM OF NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

                                               (Name and Address of Optionee)

(Date)

Information Resource Engineering, Inc.
Attention: Treasurer
8029 Corporate Drive
Baltimore, MD 21236

Dear Sirs:

     In accordance with the terms of the Incentive Stock Option Agreement between Information Resource Engineering, Inc. (the "Company") and the
undersigned dated         , I hereby elect to exercise said option to purchase
        shares of the Company's Common Stock at the exercise price of $      per
share. In connection therewith, enclosed is a certified check in the amount of
$        payable to the Company.

     My social security number is                          .

     Please have a stock certificate(s) issued in the denomination(s) of       .


Yours truly,


-------------------------
     (Signature)